UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  (June 6, 2022)

Month 1, 2022

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Innovation Way, Akron, Ohio	44316-0001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 796-2121

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Without Par Value	GT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2022, the Compensation Committee of the Board of Directors of The Goodyear Tire & Rubber Company approved forms of grant agreements under the 2022 Performance Plan for non-qualified stock options, non-qualified stock options with tandem stock appreciation rights, performance shares, cash-based performance units and restricted stock units.

Item 9.01	Financial Statements and Exhibits.

10.1	Form of Non-Qualified Stock Option Grant Agreement

10.2	Form of Non-Qualified Stock Option with tandem Stock Appreciation Right Grant Agreement

10.3	Form of Performance Share Grant Agreement

10.4	Form of Performance Share Continuous Vesting Grant Agreement

10.5	Form of Executive Performance Unit Grant Agreement

10.6	Form of Executive Performance Unit Continuous Vesting Grant Agreement

10.7	Form of Restricted Stock Unit Annual Cliff Grant Agreement

10.8	Form of Restricted Stock Unit Annual Ratable Grant Agreement

10.9	Form of Restricted Stock Unit Continuous Vesting Grant Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2022	THE GOODYEAR TIRE & RUBBER COMPANY

	By:	/s/ Daniel T. Young
Daniel T. Young
Secretary